(a)(41)

AMENDMENT NO. 36 TO DECLARATION OF TRUST OF

VOYA SEPARATE PORTFOLIOS TRUST

Name Change of Series

Effective: November 18, 2022

THIS AMENDMENT NO. 36 TO THE DECLARATION OF TRUST OF VOYA

SEPARATE PORTFOLIOS TRUST ("VSPT"), a Delaware statutory trust, dated March 2, 2007, as amended (the "Declaration of Trust"), reflects resolutions adopted by the Board of Trustees of VSPT on November 17, 2022, with respect to Voya Emerging Markets Corporate Debt Fund, a series of VSPT, acting pursuant to the Declaration of Trust, including Article X, Section 1 of VSPT's Declaration of Trust. These resolutions serve to change the name of Voya Emerging Markets Corporate Debt Fund, effective November 18, 2022.

VOYA SEPARATE PORTFOLIOS TRUST

SECRETARY'S CERTIFICATE

I, Joanne F. Osberg, Vice President and Secretary of Voya Separate Portfolios Trust

("VSPT"), do hereby certify that the following is a true copy of resolutions duly adopted by the

Board of Trustees of VSPT at a meeting held on November 17, 2022 with regard to the name change of Voya Emerging Markets Corporate Debt Fund, effective November 18, 2022:

WHEREAS, Article X, Section 1 of the Declaration of Trust dated March 2, 2007 (the "VSPT Declaration of Trust") of Voya Separate Portfolios Trust ("VSPT") provides that the Board of Trustees may amend the VSPT Declaration of Trust; so be it

RESOLVED, that the change in name from "Voya Emerging Markets Corporate Debt Fund" to "Voya VACS Series EMCD Fund" or a substantially similar name be, and it hereby is, approved, and the officers of VSPT be, and each hereby is, authorized, with the advice of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an amendment to the VSPT Declaration of Trust to change the name of the series, to be effective on a date deemed appropriate by the officers of VSPT; and

FURTHER RESOLVED, that the officers of VSPT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to, filing with the U.S. Securities and Exchange Commission supplement(s) and post-effective amendment(s) to VSPT's Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended.

By: /s/ Joanne F. Osberg_____________

Joanne F. Osberg

Vice President and Secretary

Dated: November 18, 2022